Exhibit 99.1

IDENTIV APPOINTS BRIAN NELSON VP BUSINESS STRATEGY;

STEVE FINNEY, IDENTIV VP FINANCE, TO SERVE AS ACTING CFO

FREMONT, Calif., November 19, 2015 — Identiv, Inc. (NASDAQ: INVE) today announced that effective November 18, 2015, Brian Nelson, Identiv Chief Financial Officer, has been appointed Vice President of Business Strategy and will no longer serve as the Company’s CFO. In his new role, Mr. Nelson is expected to focus on cost optimization across the Company and other strategic initiatives. “Over the past two years, Brian has been an integral part of Identiv’s transformation from a group of disparate, small companies to the singular-focused identity technology leader,” said Steve Humphreys, Identiv Chief Executive Officer. “Brian will now lead our focused efforts on balancing our cost structure with our strategic vision.”

Steve Finney, Identiv VP Finance, has been appointed as acting Chief Financial Officer. Mr. Finney has been with the Company since February 2013, is a chartered accountant, and is located in the Company’s Orange County, Calif. offices. Mr. Nelson and Mr. Finney will both report to Mr. Humphreys.

The company has initiated a search for a new chief financial officer.

About Identiv

Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s plan to commence a search for a new chief financial officer, the focus of Mr. Nelson in his new role and the Company’s efforts to balance its cost structure with its strategic vision are forward-looking statements. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, any determination by Nasdaq with respect to the Company’s plan of compliance, the ability of the Company to file any late periodic reports, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com